   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON AUGUST 26, 1996.
                                                     REGISTRATION NO. 333-_____
===============================================================================

                            SECURITIES AND EXCHANGE COMMISSION
                                  WASHINGTON, D.C. 20549

                                         FORM S-8
                                  REGISTRATION STATEMENT
                                           UNDER
                                THE SECURITIES ACT OF 1933

                                    PURE SOFTWARE INC.
                  (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

        DELAWARE                                          94-3141575
      ------------                                        ----------
(STATE OF INCORPORATION)                    (I.R.S. EMPLOYER IDENTIFICATION NO.)

                            1309 SOUTH MARY AVENUE
                              SUNNYVALE, CA 94087
  (ADDRESS, INCLUDING ZIP CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)


                  ATRIA SOFTWARE, INC. 1990 STOCK OPTION PLAN
                     ATRIA SOFTWARE, INC. 1994 STOCK PLAN
       ATRIA SOFTWARE, INC. 1994 NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN
            ATRIA SOFTWARE, INC. 1994 EMPLOYEE STOCK PURCHASE PLAN
                   PURE SOFTWARE INC. 1995 STOCK OPTION PLAN

                           (FULL TITLE OF THE PLAN)

                                   CHUCK BAY
                              PURE SOFTWARE INC.
                              1309 S. MARY AVENUE
                              SUNNYVALE, CA 94087
                                (408) 720-1600
(NAME, ADDRESS, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                                  Copies to:
                            LARRY W. SONSINI, ESQ.
                              MARTIN KORMAN, ESQ.
                      WILSON, SONSINI, GOODRICH & ROSATI
                           PROFESSIONAL CORPORATION
                              650 PAGE MILL ROAD
                           PALO ALTO, CA 94304-1050
                                (415) 493-9300

                        CALCULATION OF REGISTRATION FEE

===================================================================================================
                                                            PROPOSED      PROPOSED
                                                             MAXIMUM      MAXIMUM
         TITLE OF EACH CLASS                 AMOUNT         OFFERING     AGGREGATE      AMOUNT OF
          OF SECURITIES TO                    TO BE         PRICE PER     OFFERING     REGISTRATION
            BE REGISTERED                REGISTERED (1)       SHARE        PRICE           FEE
- --------------------------------------------------------------------------------------------------
Common Stock, $0.0001 par value        5,500,000 shares      $21.625    $118,937,500    $41,012.93
===================================================================================================

(1) Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457(a).

                               PURE SOFTWARE INC.
                       REGISTRATION STATEMENT ON FORM S-8

                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.
         ----------------------------------------

         There are hereby incorporated by reference in this Registration Statement the following documents and information heretofore filed with the Securities and Exchange Commission (the "Commission"):

         (a) The Registrant's Annual Report on Form 10-K for the year ended December 31, 1995, filed with the Commission.

         (b) The Registrant's Quarterly Reports of Form 10-Q for the quarterly periods ended March 31, 1996 and June 30, 1996, filed with the Commission.

         (c) The description of the Registrant's Common Stock contained in the Registration Statement on Form S-4 (File No. 333-08695) initially filed by the Registrant with the Commission on July 24, 1996, and any amendment or report filed hereafter for the purpose of updating such description.

         All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the filing of this Registration Statement, and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in the Registration Statement and to be part hereof from the date of filing of such documents.

Item 4.  Description of Securities.
         --------------------------

         Not applicable.

Item 5.  Interests of Named Experts and Counsel.
         ---------------------------------------

         Not applicable.

Item 6.  Indemnification of Directors and Officers.
         ------------------------------------------

         Section 145 of the Delaware General Corporation Law authorizes a court to award, or a corporation's Board of Directors to grant, indemnity to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933, as amended. Article X of the Registrant's Certificate of Incorporation and Article VII of the Registrant's Bylaws provide for indemnification of its officers, directors, employees and other agents to the maximum extent permitted by the Delaware Law. In addition, the Registrant has entered into Indemnification Agreements with its officers and directors.

Item 7.  Exemption from Registration Claimed.
         ------------------------------------

         Not applicable.

Item 8.  Exhibits.
         ---------

      Exhibit
      Number                               Description
      -------  ----------------------------------------------------------------
        5.1    Opinion of Wilson, Sonsini, Goodrich & Rosati, P.C. with respect to the securities being registered.
       10.1    Atria Software, Inc. 1990 Stock Option Plan.
       10.2    Atria Software, Inc. 1994 Stock Plan.
       10.3    Atria Software, Inc. 1994 Non-Employee Director Stock
               Option Plan.
       10.4    Atria Software, Inc. 1994 Employee Stock Purchase Plan.
       10.5*   Pure Software Inc. 1995 Stock Option Plan
       23.1    Consent of Independent Accountants.
       23.2    Consent of Counsel (contained in Exhibit 5.1).
       24.1    Power of Attorney (see page II-4).
     _______________________
     *Incorporated by reference to the Registrant's Registration Statement on Form S-1, Registration No. 33-93254.

Item 9.   Undertakings.
          -------------

          (a) The undersigned Registrant hereby undertakes:

              (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

              (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

              (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be an initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the California General Corporations Code, the Certificate of Incorporation of the Registrant, the Bylaws of the Registrant, Indemnification Agreements entered into between the Registrant and it officers and directors, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by the controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of the such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirement for filing on Form S-8 and has duly caused the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sunnyvale, State of California, on this 23rd day of August, 1996.

                                      PURE SOFTWARE INC.

                                      By:  /s/ Reed Hastings
                                         ------------------------------------
                                                    Reed Hastings
                                       President, Chief Executive Officer and
                                         Chairman of the Board of Directors

                               POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints, jointly and severally, Reed Hastings and Chuck Bay, and each one of them, individually and without the other, his or her attorney-in-fact, each with full power of substitution, for him or her in any and all capacities, to sign any and all amendments to this Registration Statement on Form S-8, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his or her substitute or substitutes, may do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated.

SIGNATURE                      TITLE                                               DATE
- ---------                      -----                                               ----
 * /s/ REED HASTINGS           President, Chief Executive Officer and              August 23, 1996
- ----------------------------   Chairman of the Board
Reed Hastings                  (Principal Executive Officer)


 * /s/ CHUCK BAY               Vice President, Finance, Chief Financial Officer,   August 23, 1996
- ----------------------------   General Counsel and Secretary
Chuck Bay                      (Principal Accounting and Financial Officer)


 * /s/ AUDREY MACLEAN          Director                                            August 23, 1996
- ----------------------------
Audrey MacLean

 * /s/ ANDREW S. RACHLEFF      Director                                            August 23, 1996
- ----------------------------
Andrew S. Rachleff

 * /s/ AKI FUJIMURA            Director                                            August 23, 1996
- ----------------------------
Aki Fujimura

 * /s/ THOMAS A. JERMOLUK      Director                                            August 23, 1996
- ----------------------------
Thomas A. Jermoluk

 * /s/ LARRY W. SONSINI        Director                                            August 23, 1996
- ----------------------------
Larry W. Sonsini